AUTHORIZATION TO PERFORM BUSINESS VALUATION

THIS AGREEMENT ("Agreement") is entered into between IPA Advisory & Intermediary Services, 1250 Barclay Blvd., Buffalo Grove, Illinois, an Illinois corporation
("Advisor"), and  YP.Net, Inc., a Nevada corporation   ("Client").
                 -------------------------------------

Advisor will perform a Valuation of client business; prepare and deliver to Client a Valuation Report. The non-exclusive services of Advisor shall include, but not be limited to, taking any and all steps necessary to:

       -  Analyze and evaluate the worth of client business;
       - Recast the business' financial statements, where necessary and appropriate, to accurately reflect existing business conditions;
       - Develop forecasts and pro forma financial statements for future years; and
       - Where possible, recommend changes to Client's accounting system, operating systems, procedures and policies where, in Advisor's professional judgment, the implementation of such changes would increase the value and enhance the salability of client business.

Advisor will deliver the Valuation Report within 60 days subsequent to receipt from Client of the past three years Financial Statements, and such other information as is deemed necessary by Advisor, or from the on-site visit (whichever occurs last).

The services provided hereunder shall not include accounting, legal, asset appraisal, development and implementation of systems, procedures, or pricing recommendations, business brokerage services, or estate and financial planning services. If it is determined that any of these services are required, Client may obtain such services under separate agreement with affiliates of Advisor, or such other independent advisors as Client determines appropriate.

Advisor  shall  receive  a  professional  services  fee  of  US  $   37,500    .
                                                                   ------------
This fee is payable  upon  execution  of  this  authorization.

Advisor shall not make public or disclose to anyone outside of Advisor's organization, affiliated companies, or independent sources, without express authorization of Client, any information concerning Client's identity, customers, markets, products, financial history or current financial circumstances.

Please  initial  each  item  below  indicating  your  understanding:

  X No estimate of value (or indicated minimum value) for the business has been ---- provided, nor will be provided prior to the presentation of the Valuation
     Report.

  X  No  assurance or guarantee  was given that the business  would be sold,  or
---- financing   obtained,   by  virtue  of  the   Valuation   services   herein
     contemplated.

  X No assurance or guarantee was given that Advisor has a specified buyer for ---- Client.


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It is  understood  that  Advisor  is  an independent  valuation company and will
Present an unbiased Valuation utilizing the following:

                           -  Market research
                           -  Historical accounting & operating information
                           -  Market conditions
                           -  Economic conditions
                           -  Competitor analysis
                           -  Information provided by Client
                           - Application of professional standards for business valuation

Nothing in this Agreement shall be construed to constitute a partnership between, or joint venture by, the parties hereto, or constitute either party as the agent or employee of the other.

Client shall indemnify Advisor and each of its affiliates, officers, employees and agents against any loss resulting from any claim or legal proceeding whatsoever, asserted or brought by third parties, relating to the performance of any services of Advisor under this Agreement.

THIS IS NOT AN AGREEMENT TO UNDERTAKE THE SALE OF CLIENT BUSINESS AND ADVISOR MAKES NO REPRESENTATIONS, EXPRESS OR IMPLIED, THAT THE BUSINESS WILL BE SOLD BY VIRTUE OF THE SERVICES CONTEMPLATED TO BE RENDERED UNDER THIS AGREEMENT.

It is expressly agreed that this printed document embodies the entire agreement of the parties in relation to the subject of Business Valuation Services to be rendered by Advisor; no other understanding or agreement, verbal or otherwise, exists between the parties, except as herein expressly set forth. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing and expressly agreed to by the parties.

It is agreed that exclusive jurisdiction shall vest in the Nineteenth Judicial District of Lake County, Illinois, Illinois law applying.

Client:  YP.Net, Inc.                      Advisor:  IPA Advisory & Intermediary
       -------------------------                     Services, Inc.

By:  /s/  William O'Neal
   ----------------------------

Print Name:  William O'Neal                By:
           ---------------------              ----------------------------------

Title:  President                          Title:
      --------------------------                 -------------------------------

Date:    12/8/99                           Date:
     ---------------------------                --------------------------------



IPA  Advisory  & Intermediary  Services  -  1250  Barclay  Blvd., Buffalo Grove,
              Illinois 60089 - (888) 472-0808 - Fax: (847) 808-5599

INTERNATIONAL  PROFIT  ASSOCIATES,  INC.
1250 Barclay Boulevard, Buffalo Grove, Illinois 60089
                                                          Management Consultants
                                             1-800-531-7100 - Fax # 847-808-5594

================================================================================

Address  4840 E. Jasmine St. #105            Telephone  (480) 654-9646  x234
        ------------------------------------           -------------------------
City   Mesa               State   AZ         Fax   (480) 654-9727
    ----------------------     --------------   --------------------------------
Zip Code   85205       County   Maricopa     Date   12/8/99
        ---------------      ----------------    -------------------------------

We engage you to analyze the items below and appraise their effect on our volume and profit.


    1. Sales  and  Marketing    5. Labor  Costs     9. Material  Flow
    2. Operations               6. Overhead        10. Cash  Flow
    3. Administration           7. Productivity    11. Any Other Unique Concerns
    4. Material  Costs          8. Overtime


It  is  agreed  that  you  will  discuss:

     A.  The  improvements  possible.
     B.  Estimated  net  benefits  to  us  of making necessary improvements.
     C.  The  fee  for  your  services  to  install  the  improvements.

You are authorized, and we agree, to make a comprehensive study of our company beginning December 9, 1999 for which we agree to pay International Profit
          --------------------
Associates twelve hundred dollars. This represents your full fee for this analysis. The fee will be payable upon satisfactory completion of the analysis. All information obtained by I.P.A. during the course of the analysis shall be held in strictest confidence.

Accepted:


International  Profit  Associates            Yours very truly,

/s/  Douglas A. McCle                        Y.P.Net, Inc.
---------------------------------            -----------------------------------
By                                           Company  name

Senior Executive                             /s/  William O'Neal
---------------------------------            -----------------------------------
Title                                        Authorized  by

        ----------------                     President
---------------------------------            -----------------------------------
No.                                          Title

                                             Employees   Estimated Annual Volume
                                               23           $15,000,000


                                PROFIT ENGINEERING